                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Kevin Gillis his true and lawful attorney-in-fact, with full power of substitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of himself as an individual or in his capacity as a direct or indirect general partner, director, officer, member or manager of any partnership, corporation or limited liability company, pursuant to section 13 or 16 of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act or by the Financial Industry Regulatory Authority, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof. Each of the undersigned may execute this power of attorney in separate counterparts, and each counterpart shall be deemed to be an original instrument. This agreement shall be effective as to each of the undersigned as of the date signed by that signatory.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 16th day of
January, 2014.

                                        /s/ Mark Levin
                                        ----------------------------------------
                                        Mark Levin

                                        /s/ Kevin P. Starr
                                        ----------------------------------------
                                        Kevin P. Starr

                                        /s/ Robert I. Tepper
                                        ----------------------------------------
                                        Robert I. Tepper